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                                                                 Exhibit (11)(c)



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A No. 33-488/811-4416) of Armada Funds of our reports dated July 20, 1998, included in the May 31, 1998 Annual Report to Shareholders of the Armada Funds Tax Exempt Series the Armada Funds Income Series and the Armada Funds Equity Series.



                                                  /s/ Ernst & Young LLP






Philadelphia, Pennsylvania
September 14, 1998